SCHEDULE 14A

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant  [   ] Filed by a Party other than the Registrant  [ x ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[ X ]  Soliciting Material Pursuant to (S) 240.14a-12


                  VERIZON COMMUNICATIONS, INC.
-----------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)


  ASSOCIATION OF BELLTEL RETIREES, C. WILLIAM JONES, MICHAEL S.
     MICHAEL S. KUCKLINCA, EILEEN T. LAWRENCE, JOHN SELLEN,
       JOHN M. BRENNAN, JAMES E. CASEY, JR., LOUIA MIANO,
     JOHN A. PARENTE, ROBERT E. REHM AND JOSEPH A. RISTUCCIA
-----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:________________________________________________________

     (2) Aggregate number of securities to which transaction applies:________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):____________________________________________________

     (4)  Proposed maximum aggregate value of transaction:______

     (5)  Total fee paid:_______________________________________

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:_______________________________

     (2)  Form, Schedule or Registration Statement No.:_________

     (3)  Filing Party:_________________________________________

     (4)  Date Filed:___________________________________________



Association of BellTel Retirees, Inc.
Post Office Box 33
Cold Spring Harbor, New York   11724               (logo)
_________________________________________________________________
Phone: (631) 367-3067           Web Site: www.belltelretirees.org
Fax: (631) 367-1190       E-mail: association@belltelretirees.org

                                                       March 2002

Board of Directors
C. William Jones          IMPORTANT NOTICE TO ASSOCIATION MEMBERS
President                          WHO OWN VERIZON STOCK
(410) 770-9485

Michael S. Kucklinca
Executive Vice President
(516) 741-2424           Dear Member:

Eileen T. Lawrence
Treasurer                This announcement is a legally required
(718) 229-6078           notice that should be read carefully by
                         Association members who plan to vote
John Sellen              their Verizon stock at next month's
Secretary                annual shareholder meeting.  This notice
(201) 261-1454           is for informational purposes and does
                         not require a response or further action
John M. Brennan          by you as an Association member.
Director -
BA South
(201) 666-8174           Our Spring 2002 newsletter advised you
                         that the Verizon annual meeting will be
James E. Casey, Jr.      on April 24 this year, and we urged you
Vice President -         to vote "yes" on three proposals being
Information Systems      sponsored by Association members, which
(540) 439-9568           deal with director independence, golden
                         parachutes and performance-based pay for
Louis Miano              executives.
Vice President -
Public Relations
(781) 444-8080           In an article entitled "Retirees Making
                         Headway in Proxy Proposals," we urged
John A. Parente          you to let the Association cast your
Vice-President -         ballot at the annual meeting in one of
Membership Dev.          two ways:
(518) 372-0526
                            OPTION 1: Sign and date the proxy
Robert A. Rehm              card you get from Verizon, mail the
Vice President -            card to the Association at the
Finance                     address shown above, and let us vote
(516) 827-0801              for you on all proposals.

Joseph A. Ristuccia         OPTION 2: Mark your proxy card "for"
Vice President              the three proposals, vote on other
Government Relations        matters as you choose, and send your
(631) 765-1111              signed and dated ballot to us at the
                            address shown above.


                         THIS ANNOUNCEMENT IS TO ADVISE YOU NOT
                         TO USE OPTION 1.  The Association has
                         been advised that federal securities law would require us to prepare detailed proxy materials, at considerable expense, in order to offer Option 1. If you want the Association to present your vote at the annual meeting, you MUST mark your ballot on each item you wish to vote, sign and date it, and then send it to us, as in Option 2.


                         In addition, several items in the
                         newsletter about the upcoming meeting
                         require clarification:

  - The article by Rep. Bernie Sanders (p. 1) referred to the compensation levels of Verizon's co-CEOs as representing "a betrayal of shareholder trust." In presenting this opinion, the newsletter did not intend to convey the implication that the compensation levels in question constituted an unlawful breach of fiduciary duty to shareholders.


  - The article on independent directors (p. 6) cited the fact that 89% of Verizon's fellow S&P 500 companies have a majority of independent directors on their boards and urged Verizon to "bring itself up to the standards of other corporations." The only "standard" to which the article intended to refer is the independence standard discussed in the text.


  - The article on pension credits (p. 7) states that "Verizon executives are wrongly earning record high bonuses partially as a result of profits arising from the $55 billion retiree pension fund." The word "wrongly" was not intended to imply unlawful activity, but the Association's belief, as a matter of sound governance policy, that executive pay should be more closely tied to performance.


  - These three articles also cite various public sources. The article should have stated in each instance that permission to quote these sources had been neither sought nor obtained.


  - The newsletter should also have made it clear that the Association, its officers and directors were the participants in the solicitation of proxies discussed in the newsletter and disclosed their individual holdings of Verizon stock. The individual share holdings are as follows: Association of BellTel Retirees (214); C. William Jones (115); Michael S. Kucklinca
(288); Eileen T. Lawrence (17); John Sellen (1350); John M. Brennan (0); James E. Casey, Jr. (45); Louis Miano (0); John A. Parente (7514); Robert A. Rehm (4276) and Joseph A. Ristuccia
(663).


Thank you for your continued support of the Association.


Sincerely,


The Board of Directors